Exhibit 10.1
FORBEARANCE AGREEMENT
This FORBEARANCE AGREEMENT (“Agreement”), dated as of October 8, 2009, is entered into by and among GREAT AMERICAN GROUP ENERGY EQUIPMENT, LLC, a California limited liability company (“Borrower”), the Lenders party hereto and GARRISON LOAN AGENCY SERVICES LLC (“GLAS”), as Administrative Agent for the Lenders (“Administrative Agent”). Unless otherwise defined above or elsewhere in this Agreement, capitalized terms used herein shall have the meanings ascribed to them in the Credit Agreement (as hereinafter defined).
RECITALS:
WHEREAS, the Borrower, the Guarantor party thereto, the Lenders party thereto and the Administrative Agent have entered into that certain Credit Agreement, dated as of May 29, 2008 (as has been amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”);
WHEREAS, on September 26, 2009 the Maturity Date occurred and Borrower and Guarantor failed to repay the principal amount of all outstanding Loans, due and unpaid interest and all other Obligations under the Credit Agreement and the other Loan Documents, notwithstanding that such Obligations have become due and payable in full, and such Obligations remain due and payable and unpaid (the “Payment Defaults”);
WHEREAS, the Non-Payment Defaults (as hereinafter defined) have occurred and are continuing under the Credit Agreement and Security Agreement none of which has been cured or waived;
WHEREAS, as a result of the Specified Defaults (as hereinafter defined), the Collateral Agent has the rights specified under Section 4.01 of the Security Agreement to, among other rights, take possession of the Article 9 Collateral and to exercise any or all other rights of a secured party under the Uniform Commercial Code;
WHEREAS, in an effort to repay the Obligations and to maximize the value of the assets, Borrower and Guarantor have determined to effectuate a sale of Borrower’s assets pursuant to an auction;
WHEREAS, the Borrower has requested that Administrative Agent and the Lenders forbear from the exercise of remedies available to them as a result of the Specified Defaults; and
WHEREAS, in reliance on Borrower’s determination to dispose of its assets, the Administrative Agent and the Lenders are willing to forbear from exercising their rights and remedies under the Loan Documents subject to the terms and conditions hereinafter set forth, provided that Borrower and the Guarantor comply with the terms of this Agreement.
NOW, THEREFORE, in consideration of the mutual agreements contained in the Credit Agreement and the other Loan Documents and herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1.	Definitions.
(a) The “Effective Date” of this Agreement shall be 12:01 a.m. New York City time on September 27, 2009.
(b) “Forbearance Period” shall mean the period beginning on the Effective Date of this Agreement and ending at 12:01 a.m. New York City time on the earlier to occur of (i) the occurrence of any Forbearance Default and (ii) November 17, 2009.
(c) “Forbearance Default” shall mean any of the following: (i) the occurrence of any Event of Default other than the Specified Defaults; (ii) the failure of Borrower or Guarantor timely to comply with any term, condition, or covenant set forth in this Agreement; (iii) the failure of any representation or warranty made by Borrower or Guarantor under or in connection with this Agreement to be true and complete in all material respects as of the date when made or deemed made; (iv) the filing of any petition (voluntary or involuntary) under the insolvency or bankruptcy laws of the United States or any state thereof, or of any foreign jurisdiction, with respect to Borrower, Guarantor, any of their Affiliates, or any of their Subsidiaries; or (v) any postponement of the Auction Date (as hereinafter defined) or modification of any term or provision of the Auction Services Agreement (as hereinafter defined) including, without limitation, any change to the Acceptable Reserve Pricing (as hereinafter defined).
(d) “Non Payment Defaults” shall mean, collectively, (i) the Defaults and Events of Defaults asserted by the Administrative Agent and expressly referred to in that certain letter dated as of December 10, 2008 from the Administrative Agent to Borrower and (ii) the Event of Default arising directly as a result of the existence of the Tax Lien.
(e) “Specified Defaults” means the Payment Defaults and the Non Payment Defaults.
(f) “Tax Lien” shall mean the Lien or purported Lien asserted by (i) the treasurers of each of Blaine, Logan and Kingfisher Counties, Oklahoma, in the aggregate amount of $220,000, for unpaid and overdue property taxes for the 2007 and 2008 tax years and (ii) the Klein Independent School District, Texas, in the aggregate amount of $29,000 for the 2007 tax year.

SECTION 2.	Confirmation by Borrower of Obligations and Specified Defaults Under the Credit Agreement.
Each of the Borrower and Guarantor represents, warrants, acknowledges and agrees that:
(a) As of the Maturity Date, the aggregate principal balance of the outstanding Obligations under the Credit Agreement is not less than $10,485,500.62;

(b) The amount specified in clause (a) does not include interest (the amount of that is due and payable as of the Maturity Date is not less than $1,966,097.99), fees, expenses and other amounts which are chargeable or otherwise reimbursable under the Credit Agreement and the other Loan Documents;
(c) As of the date hereof, the applicable interest rate under the Credit Agreement is 20%;
(d) Each of the Specified Defaults constitutes an Event of Default that has occurred and is continuing as of the date of this Agreement;
(e) None of the Specified Defaults has been cured as of the Effective Date;
(f) Except for the Specified Defaults, no other Defaults or Events of Default have occurred and are continuing as of the date hereof, or are expected to occur during the Forbearance Period, as the case may be;
(g) Prior to, and from and after the Effective Date, the Specified Defaults: (i) except to the extent expressly provided in Section 7 of this Agreement, relieves the Lenders from any obligation to extend any Loan or provide other financial accommodations under the Credit Agreement or other Loan Documents (including consenting to Borrower’s or Guarantor’s use of cash collateral); and (ii) permits the Administrative Agent, Collateral Agent, Lenders and other Secured Parties, as the case may be, to, among other things, (A) make other extensions of credit under any or all of the Credit Agreement and the other Loan Documents, (B) accelerate all or any portion of the Obligations, (C) commence any legal or other action to collect any or all of the Obligations from Borrower and/or any Collateral, (D) foreclose or otherwise realize on any or all of the Collateral, and/or appropriate, set-off and apply to the payment of any or all of the Obligations, any or all of the Collateral, and/or (E) take any other enforcement action or otherwise exercise any or all rights and remedies provided for by any or all of the Credit Agreement, the other Loan Documents or applicable law. For the avoidance of doubt, each of Borrower and Guarantor represents, warrants, acknowledges and agrees that as a result of the Specified Defaults, the Obligations have become, and remain, immediately due and payable in their entirety.

SECTION 3.	No Waiver.
Except as expressly set forth in this Agreement, no Lender or other Secured Party has waived or is by this Agreement waiving, and no Lender or other Secured Party has any intention of waiving, any other provisions of the Loan Documents, any Default or Event of Default which may be continuing on the date hereof or any Event of Default which may occur after the date hereof (whether the same or similar to the Specified Defaults or otherwise).

SECTION 4.	Forbearance; Forbearance Default Rights and Remedies.
(a) As of the Effective Date, each of the Lenders and the Administrative Agent agrees that until the expiration or termination of the Forbearance Period, it will forbear from exercising its default-related rights and remedies against Borrower or Guarantor arising solely with respect to the Specified Defaults; provided, however, (i) the Obligations shall continue to bear interest as specified herein, (ii) the Lenders shall have no obligation to make any further

Loans or make other extensions of credit to Borrower or Guarantor, (iii) Borrower and Guarantor shall comply with all limitations, restrictions or prohibitions that would otherwise be effective or applicable under the Credit Agreement or any of the other Loan Documents during the continuance of any Event of Default, (iv) except as otherwise expressly set forth herein, nothing herein shall restrict, impair or otherwise affect any Lender’s or other Secured Party’s other rights and remedies under any agreements, including, without limitation, any agreement containing subordination provisions in favor of any or all of the Lenders or amend or modify any provision thereof, (v) nothing herein shall restrict, impair or otherwise affect Administrative Agent’s right to file, record, publish or deliver a notice of default or document of similar effect under any state foreclosure law and (vi) nothing herein shall restrict, impair or otherwise affect Administrative Agent’s and Lenders’ rights referred to herein.
(b) Any Forbearance Default shall constitute an immediate Event of Default under the Credit Agreement. No Forbearance Default shall be a Specified Default.
(c) Upon the occurrence of a Forbearance Default, the agreement of the Lenders hereunder to forbear from exercising their respective default-related rights and remedies shall immediately terminate without the requirement of any demand, presentment, protest, or notice of any kind, all of which Borrower and Guarantor each waives; provided, however, the Lenders agree to provide notice of any such Forbearance Default to the Borrower, but the failure to provide such notice shall not affect the occurrence or existence of any such Forbearance Default or delay or modify any of the Administrative Agent’s and Lenders’ rights. Borrower agrees that any or all of the Lenders and other Secured Parties may at any time thereafter proceed to exercise any and all of their respective rights and remedies under any or all of the Credit Agreement and any other Loan Document and/or applicable law, including, without limitation, their respective rights and remedies with respect to the Specified Defaults. Without limiting the generality of the foregoing, upon the occurrence of a Forbearance Default, the Lenders may, in their sole discretion and without the requirement of any demand, presentment, protest, or notice of any kind, (i) suspend or terminate any commitment to provide Loans or other extensions of credit under any or all of the Credit Agreement and other Loan Documents, (ii) continue to charge interest on any or all of the Obligations in accordance with the Credit Agreement, (iii) commence any legal or other action to collect any or all of the Obligations from Borrower, Guarantor and/or any Collateral, (iv) foreclose or otherwise realize on any or all of the Collateral, and/or appropriate, setoff or apply to the payment of any or all of the Obligations and any or all of the Collateral, and (v) take any other enforcement action or otherwise exercise any or all rights and remedies provided for by any or all of the Loan Documents and/or applicable law, all of which rights and remedies are fully reserved by the Lenders.
(d) Any agreement by the Lenders to extend the Forbearance Period, if any, must be set forth in writing and signed by a duly authorized signatory of each of the Administrative Agent, Borrower, Guarantor and the Lenders under the Credit Agreement.
(e) Borrower and Guarantor each acknowledges that, although the Administrative Agent has not denied Borrower’s request to discuss an extension of the Forbearance Period after the auction referred to herein is conducted, neither the Administrative Agent nor any of the Lenders have made any assurances concerning any possibility of an extension of the Forbearance Period or the terms and conditions of any such possible extension.
(f) The parties hereto agree that the running of all statutes of limitation or doctrine of laches applicable to all claims or causes of action that any Lender or other Secured Party may be entitled to take or bring in order to enforce its rights and remedies against Borrower or Guarantor is, to the fullest extent permitted by law, tolled and suspended during the Forbearance Period.
(g) Borrower and Guarantor each acknowledges and agrees that any Loan or other financial accommodation which any Lender makes (or may be deemed to make) on or after the Effective Date has been made by such party in reliance upon, and is consideration for, among other things, the general releases and indemnities contained in this Agreement and the other covenants, agreements, representations and warranties of Borrower and Guarantor hereunder.

SECTION 5.	Supplemental Terms, Conditions and Covenants During the Forbearance Period.
Borrower and Guarantor, in an effort to repay the Obligations, have determined that it is in the best interests of them and their creditors to effectuate a sale of the Borrower’s assets by way of an auction to be managed by an Auction Services Company, and that each such determination is, in the opinion of each of Borrower and Guarantor, commercially reasonable. Accordingly, each of Borrower and Guarantor hereby covenants and agrees to comply with the following terms, conditions and covenants during the Forbearance Period, in each case notwithstanding any provision to the contrary set forth in this Agreement, the Credit Agreement or any other Loan Document:
(a) Retention of Auction Services Company. As of the Effective Date, and thereafter at all times during the Forbearance Period, Borrower shall have engaged and retained, at its cost and expense, an auction services company reasonably acceptable to the Administrative Agent (it being agreed that Great American Group, LLC is acceptable to the Administrative Agent) (an “Auction Services Company”), in connection with the sale of Borrower’s assets, to, among other things, (a) organize, implement, manage and conduct an auction of the Borrower’s assets, (b) oversee and control the liquidation, disposal and removal of all assets sold at the auction, (c) implement appropriate advertising to effectively sell the assets at the auction, (d) tag and catalogue the assets for the auction and (e) provide such other related services deemed necessary or prudent by the Borrower to effectively conduct the auction and maximize the value of the assets subject to such sale. The Auction Services Company shall undertake all services in a manner that is consistent in every material respect with any auction for which such company is engaged by a Person other than its Affiliate.
(b) Auction Process. Deliver to the Administrative Agent on or before: (A) (i) October 8, 2009, marketing materials relating to Borrower’s proposed auction, and such materials shall have been approved by and acceptable to the Auction Services Company and the

Administrative Agent prior to distribution to potential purchasers, and such materials shall specify the Auction Date as the date of the auction (it being agreed by the Administrative Agent that such materials have been delivered and approved by and acceptable to the Administrative Agent, and Borrower and Guarantor hereby certify that such materials also have been delivered to and approved by the Auction Services Company and further certify that such materials are commercially reasonable) and (ii) October 12, 2009, evidence acceptable to the Administrative Agent that the materials referred to in clause (i) have been distributed to potential purchasers; and (B) October 12, 2009, the reserve prices established under the Auction Services Agreement with respect to the Borrower’s assets to be subject to auction (with such prices to be satisfactory to the Administrative Agent) (the “Acceptable Reserve Pricing”) and cause such Acceptable Reserve Pricing to have been incorporated into the Auction Services Agreement. Together with each deliverable referred to in this clause (b), Borrower also shall deliver a writing signed by Borrower and Guarantor certifying that, in their opinions, the materials, scope of distribution and reserve prices are commercially reasonable.
(c) Auction. On or before November 3, 2009 (the “Auction Date”), the Borrower shall cause the Auction Services Company to conduct an auction (it being agreed by the Borrower and Guarantor that such date is a commercially reasonable date) substantially in accordance with the terms and provisions of the Auction Services Agreement, and Borrower shall permit a representative of the Administrative Agent to be present at such auction. In compliance with the Credit Agreement and for the avoidance of doubt, any request to release a Lien on any asset shall be subject to approval or disapproval by the Administrative Agent. All proceeds received as a result of the auction shall be utilized by the Borrower to repay the Obligations (except to the extent set forth in Section 7 of this Agreement) and, accordingly, shall be paid by the buyer(s) directly to the Collection Account (or such other account as designated in writing by the Administrative Agent).
(d) Other. Promptly following any such request, Borrower shall provide all other available financial and operational information of Borrower that is reasonably requested by the Administrative Agent.
(e) General Cooperation from Borrower. Borrower shall, and shall cause its officers, other members of senior management and advisors (including, without limitation, the Auction Services Company) to, cooperate fully with Administrative Agent, Collateral Agent and/or the Lenders and any of its or their respective advisors in furnishing information as and when reasonably requested by any of them regarding the matters described in this Agreement, the Collateral or Borrower’s financial affairs, finances, financial condition, business and operations. Borrower authorizes Administrative Agent, Collateral Agent and/or the Lenders and any of its or their respective advisors to meet and/or have discussions with any of their officers, other members of senior management and advisors (including, without limitation, the Auction Services Company) from time to time as reasonably requested by Administrative Agent, Collateral Agent and/or the Lenders or any of its or their respective advisors to discuss any matters regarding the matters described in this Agreement, the Collateral or Borrower’s financial affairs, finances, financial condition, business and operations, and shall direct and authorize all such persons and entities to fully disclose to Administrative Agent, Collateral Agent, any of the Lenders and any of its or their respective advisors all information reasonably requested by any of them regarding the foregoing.
(f) Prohibition Against Voluntary Repayment of Other Indebtedness. Borrower agrees that it shall not voluntarily prepay, redeem or repurchase any principal of, or interest or other amounts owing with respect to, any Indebtedness other than the Obligations during the Forbearance Period.

SECTION 6.	General Release; Indemnity.
(a) In consideration of, among other things, Administrative Agent’s and Lenders’ execution and delivery of this Agreement, each of Borrower and Guarantor, on behalf of itself and its agents, representatives, officers, directors, advisors, employees, subsidiaries, affiliates, successors and assigns (collectively, “Releasors”), hereby forever agrees and covenants not to sue or prosecute against any Releasee (as hereinafter defined) and hereby forever waives, releases and discharges, to the fullest extent permitted by law, each Releasee from any and all claims (including, without limitation, crossclaims, counterclaims, rights of set-off and recoupment), actions, causes of action, suits, debts, accounts, interests, liens, promises, warranties, damages and consequential damages, demands, agreements, bonds, bills, specialties, covenants, controversies, variances, trespasses, judgments, executions, costs, expenses or claims whatsoever (collectively, the “Claims”), that such Releasor now has or hereafter may have, of whatsoever nature and kind, whether known or unknown, whether now existing or hereafter arising, whether arising at law or in equity, against the Collateral Agent, Administrative Agent and any or all of the Lenders and/or any other Secured Party in any capacity and their respective affiliates, subsidiaries, shareholders and “controlling persons” (within the meaning of the federal securities laws), and their respective successors and assigns and each and all of the officers, directors, employees, agents, attorneys and other representatives of each of the foregoing (collectively, the “Releasees”), based in whole or in part on facts, whether or not now known, existing on or before the date hereof, that relate to, arise out of or otherwise are in connection with: (i) any or all of the Loan Documents and this Agreement, or transactions contemplated thereby or hereby, or any actions or omissions in connection therewith or herewith, or (ii) any aspect of the dealings or relationships between or among Borrower and Guarantor, on the one hand, and any or all of the Lenders and/or any other Secured Party, on the other hand, relating to any or all of the documents, transactions, actions or omissions referenced in clause (i) hereof. In entering into this Agreement, Borrower and Guarantor consulted with, and has been represented by, legal counsel and expressly disclaims any reliance on any representations, acts or omissions by any of the Releasees and hereby agrees and acknowledges that the validity and effectiveness of the releases set forth above do not depend in any way on any such representations, acts and/or omissions or the accuracy, completeness or validity hereof. The provisions of this Section shall survive the termination of this Agreement, the Credit Agreement, other Loan Documents and payment in full of the Obligations.
(b) Borrower hereby agrees that it shall be obligated to indemnify and hold the Releasees harmless with respect to any and all liabilities, obligations, losses, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever incurred by the Releasees, or any of them, whether direct, indirect or consequential, as a result of or arising from or relating to any proceeding by, or on behalf of any person, including, without limitation, the respective officers, directors, agents, trustees, creditors, partners or shareholders of Borrower, or any of their respective subsidiaries, whether threatened or initiated, in respect of any claim for legal or equitable remedy under any statute, regulation or common law principle arising from or in connection with the negotiation, preparation, execution, delivery, performance, administration and enforcement of the Credit Agreement, the other Loan Documents, this Agreement or any other document executed and/or delivered in connection herewith; provided, that Borrower shall have no obligation to indemnify or hold harmless any Releasee hereunder with respect to liabilities to the extent they result from the gross negligence or willful misconduct of that Releasee as finally determined by a court of competent jurisdiction. To the extent that the undertakings to defend, indemnify, pay and hold harmless set forth in this Section 6 may be unenforceable in whole or in part because they are violative of any law or public policy, Borrower agrees to contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all indemnified liabilities hereunder incurred by any of them. The foregoing indemnity shall survive the termination of this Agreement, the Credit Agreement, the other Loan Documents and the payment in full of the Obligations.
(c) Each of Borrower and Guarantor, on behalf of itself and its successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably, covenants and agrees with and in favor of each Releasee that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Releasee on the basis of any Claim released, remised and discharged by Borrower or any Guarantor pursuant to Section 6 hereof. If Borrower, Guarantor or any of its successors, assigns or other legal representatives violates the foregoing covenant, Borrower and Guarantor, each for itself and its successors, assigns and legal representatives, agrees to pay, in addition to such other damages as any Releasee may sustain as a result of such violation, all attorneys’ fees and costs incurred by any Releasee as a result of such violation.

SECTION 7.	Auction Services Company Expenses; Satisfaction of Tax Lien.
Notwithstanding the occurrence and continuation of the Specified Defaults, the Administrative Agent and the Lenders agree that Borrower may, upon request, (a) reimburse the Auction Services Company up to $250,000 of “Auction Expenses” (as such term is defined in the Auction Services Agreement) from the proceeds initially paid to the Collection Account and received as a result of the auction and (b) pay up to the Tax Lien amounts only to the extent due and payable on the asset that has been sold as a result of the auction, and only to the extent actually necessary to convey to the buyer title to the applicable asset free of such Tax Lien, with any such payment solely to be from proceeds scheduled to be received (provided, that such payment shall be permitted only to the extent that the sale of such asset is subject to a closing pursuant to which all of the proceeds otherwise will be remitted to the Collection Account in accordance with the terms hereof and such payment shall be made directly from buyer to the applicable taxing authority or to the collection account for further application to the applicable taxing authority, or as may be otherwise agreed by the Administrative Agent). For the avoidance of doubt, any amount paid to satisfy the applicable Tax Lien shall not reduce the amount of the Obligations otherwise owed to the Administrative Agent and the Lenders.

SECTION 8.	Representations and Warranties of Borrower and Guarantor.
To induce Administrative Agent, Collateral Agent and Lenders to execute and deliver this Agreement, each of Borrower and Guarantor represents and warrants that:
(a) The execution, delivery and performance by each of Borrower and Guarantor of this Agreement and all documents and instruments delivered in connection herewith and the Loan Agreement and all other Loan Documents have been duly authorized by Borrower’s and Guarantor’s respective board of directors (or similar governing body), and this Agreement and all documents and instruments delivered in connection herewith and the Credit Agreement and all other Loan Documents are legal, valid and binding obligations of Borrower and Guarantor enforceable against such parties in accordance with their respective terms, except as may be limited by (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law);
(b) Except as a result of the Specified Defaults, each of the representations and warranties contained in the Credit Agreement and the other Loan Documents is true and correct in all material respects on and as of the date hereof to the same extent as though made on the date hereof, except to the extent that such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date, and each of the agreements and covenants in the Credit Agreement and the other Loan Documents is hereby reaffirmed with the same force and effect as if each were separately stated herein and made as of the date hereof;
(c) Neither the execution, delivery and performance of this Agreement and all documents and instruments delivered in connection herewith nor the consummation of the transactions contemplated hereby or thereby does or shall contravene, result in a breach of, or violate (i) any provision of Borrower’s or Guarantor’s corporate charter, bylaws, operating agreement, or other governing documents, (ii) any law or regulation, or any order or decree of any court or government instrumentality, or (iii) any indenture, mortgage, deed of trust, lease, agreement or other instrument to which Borrower or Guarantor is a party or by which Borrower or Guarantor or any of their respective property is bound;
(d) As of the date hereof, except for the Specified Defaults, no Event of Default has occurred or is continuing under this Agreement, the Credit Agreement or any other Loan Document; and
(e) The Lenders’ and the other Secured Parties’ security interests in the Collateral continue to be valid, binding and enforceable first-priority perfected security interests which secure the Obligations subject only to the Permitted Liens and, potentially, the Tax Lien.

SECTION 9.	Ratification of Liability.
Borrower, as debtor, grantor, pledgor, assignor, or in other similar capacities in which such parties grant liens or security interests in their properties or otherwise act as accommodation parties, as the case may be, under the Loan Documents, hereby ratifies and reaffirms all of its payment and performance obligations and obligations to indemnify, contingent or otherwise, under each of such Loan Documents to which such party is a party, and such party hereby ratifies and reaffirms its grant of liens on or security interests in its properties pursuant to such Loan Documents to which it is a party as security for the Obligations under or with respect to the Credit Agreement and confirms and agrees that such liens and security interests hereafter secure all of the Obligations, including, without limitation, all additional Obligations hereafter arising or incurred pursuant to or in connection with this Agreement, the Credit Agreement or any other Loan Document. Borrower further agrees and reaffirms that the Loan Documents to which it is a party now apply to all Obligations as defined in the Credit Agreement, as modified hereby (including, without limitation, all additional Obligations hereafter arising or incurred pursuant to or in connection with this Agreement, the Credit Agreement or any other Loan Document). Such party (i) further acknowledges receipt of a copy of this Agreement and all other agreements, documents, and instruments executed and/or delivered in connection herewith, (ii) consents to the terms and conditions of same, and (iii) agrees and acknowledges that each of the Loan Documents, as modified hereby, remains in full force and effect and is hereby ratified and confirmed. Except as expressly provided herein, the execution of this Agreement shall not operate as a waiver of any right, power or remedy of any Lender, nor constitute a waiver of any provision of any of the Loan Documents nor constitute a novation of any of the Obligations under the Credit Agreement or other Loan Documents.

SECTION 10.	Reference to and Effect Upon the Credit Agreement.
(a) Except as specifically amended hereby, all terms, conditions, covenants, representations and warranties contained in the Credit Agreement and other Loan Documents, and all rights of the Lenders and all of the Obligations, shall remain in full force and effect. Each of Borrower and Guarantor hereby confirms that the Credit Agreement and the other Loan Documents are in full force and effect and that each of Borrower and Guarantor has no right of setoff, recoupment or other offset or any defense, claim or counterclaim with respect to any of the Obligations, the Credit Agreement or any other Loan Document.
(b) Except as expressly set forth herein, the execution, delivery and effectiveness of this Agreement shall not directly or indirectly (i) continue to defer any enforcement action after the occurrence of any other Default or Event of Default (including, without limitation, any Forbearance Default), (ii) constitute a consent or waiver of any past, present or future violations of any provisions of the Credit Agreement or any other Loan Documents, (iii) amend, modify or operate as a waiver of any provision of the Credit Agreement or any other Loan Documents or any right, power or remedy of any Lender, (iv) constitute a consent to any merger or other transaction or to any sale, restructuring or refinancing transaction, or (v) constitute a course of dealing or other basis for altering any Obligations or any other contract or instrument. Except as expressly set forth herein, each Lender and each of the other Secured Parties reserves all of its rights, powers, and remedies under the Credit Agreement, the other Loan Documents and applicable law. All of the provisions of the Credit Agreement and the other Loan Documents, including, without limitation, the time of the essence provisions, are hereby reiterated.
(c) No Lender or other Secured Party has waived or is by this Agreement waiving, and no Lender or other Secured Party has any intention of waiving (regardless of any delay in exercising such rights and remedies), any Default or Event of Default which may be continuing on the date hereof or any Event of Default which may occur after the date hereof (whether the same or similar to the Specified Defaults or otherwise), and no Lender or any other Secured Party has agreed to forbear with respect to any of its rights or remedies concerning any Events of Default (other than, during the Forbearance Period, the Specified

Defaults solely to the extent expressly set forth herein), which may have occurred or are continuing as of the date hereof, or which may occur after the date hereof.
(d) Borrower agrees and acknowledges that the Lenders’ agreement to forbear from exercising certain of their default-related rights and remedies with respect to the Specified Defaults during the Forbearance Period does not in any manner whatsoever limit any Lender’s or other Secured Party’s right to insist upon strict compliance by Borrower and Guarantor with the Credit Agreement, this Agreement or any other Loan Document during the Forbearance Period, except as related to the Specified Defaults to the extent provided herein and otherwise as expressly set forth herein.
(e) This Agreement shall not be deemed or construed to be a satisfaction, reinstatement, novation or release of the Credit Agreement or any other Loan Document.

SECTION 11.	Costs And Expenses.
In addition to (to the extent not otherwise provided in the Credit Agreement), and not in lieu of, the terms of the Credit Agreement and other Loan Documents relating to the reimbursement of fees and expenses, Borrower shall reimburse Administrative Agent and the other Lenders, as the case may be, promptly following demand therefor, for all fees, costs, charges and expenses, including the fees, costs and expenses of counsel and other expenses, incurred in connection with this Agreement and the other agreements and documents executed and/or delivered in connection herewith. The Borrower agrees upon submission of any invoice by counsel to the Administrative Agent, to wire the invoiced amount to such counsel (in accordance with the wire instructions set forth in such invoice), less the amount (if any) held by such counsel from the retainer paid in accordance with Section 21(e) of this Agreement.

SECTION 12.	Governing Law; Consent to Jurisdiction and Venue.
THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF. ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST BORROWER AND/OR GUARANTOR ARISING OUT OF OR RELATING HERETO OR ANY OTHER LOAN DOCUMENT, OR ANY OF THE OBLIGATIONS, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH OF BORROWER AND GUARANTOR, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY (A) ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS; (B) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS; (C) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO BORROWER OR GUARANTOR AT ITS ADDRESS PROVIDED IN THE CREDIT AGREEMENT; (D) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (C) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER BORROWER AND/OR GUARANTOR IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES

EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; AND (E) AGREES THAT AGENTS AND LENDERS RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST BORROWER OR GUARANTOR IN THE COURTS OF ANY OTHER JURISDICTION.

SECTION 13.	Construction.
This Agreement and all other agreements and documents executed and/or delivered in connection herewith have been prepared through the joint efforts of all of the parties hereto. Neither the provisions of this Agreement or any such other agreements and documents nor any alleged ambiguity therein shall be interpreted or resolved against any party on the ground that such party or its counsel drafted this Agreement or such other agreements and documents, or based on any other rule of strict construction. Each of the parties hereto represents and declares that such party has carefully read this Agreement and all other agreements and documents executed in connection therewith, and that such party knows the contents thereof and signs the same freely and voluntarily. The parties hereto acknowledge that they have been represented by legal counsel of their own choosing in negotiations for and preparation of this Agreement and all other agreements and documents executed in connection herewith and that each of them has read the same and had their contents fully explained by such counsel and is fully aware of their contents and legal effect. If any matter is left to the decision, right, requirement, request, determination, judgment, opinion, approval, consent, waiver, satisfaction, acceptance, agreement, option or discretion of one or more Lenders, the other Secured Parties or their respective employees, counsel, or agents in the Credit Agreement or any other Loan Documents, such action shall be deemed to be exercisable by such Lenders, such other Secured Parties or such other Person in its sole and absolute discretion and according to standards established in its sole and absolute discretion. Without limiting the generality of the foregoing, “option” and “discretion” shall be implied by the use of the words “if” and “may.”

SECTION 14.	Counterparts.
This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed an original, but all such counterparts shall constitute one and the same instrument, and all signatures need not appear on any one counterpart. Any party hereto may execute and deliver a counterpart of this Agreement by delivering by facsimile or other electronic transmission a signature page of this Agreement signed by such party, and any such facsimile or other electronic signature shall be treated in all respects as having the same effect as an original signature. Any party delivering by facsimile or other electronic transmission a counterpart executed by it shall promptly thereafter also deliver a manually signed counterpart of this Agreement.

SECTION 15.	Severability.
The invalidity, illegality, or unenforceability of any provision in or obligation under this Agreement in any jurisdiction shall not affect or impair the validity, legality, or enforceability of the remaining provisions or obligations under this Agreement or of such provision or obligation in any other jurisdiction. If feasible, any such offending provision shall be deemed modified to be within the limits of enforceability or validity; however, if the offending provision cannot be so modified, it shall be stricken and all other provisions of this Agreement in all other respects shall remain valid and enforceable.

SECTION 16.	Time of Essence.
Time is of the essence in the performance of each of the obligations of Borrower and Guarantor hereunder and with respect to all conditions to be satisfied by such parties.

SECTION 17.	No Other Creditor Action.
The Lenders’ and the other Secured Parties’ obligations to forbear are expressly conditioned upon all other creditors of Borrower (including, without limitation, trade creditors) refraining or otherwise forbearing from exercising remedies or otherwise taking any enforcement action against Borrower or the Collateral (including, without limitation, acceleration of indebtedness) during the Forbearance Period. In the event that any such creditor takes any such action, all of the Lenders’ and the other Secured Parties’ obligations hereunder shall automatically and immediately terminate without further notice or demand.

SECTION 18.	Further Assurances.
Borrower agrees to take all further actions and execute all further documents as Administrative Agent may from time to time reasonably request to carry out the transactions contemplated by this Agreement, the Credit Agreement, other Loan Documents and all other agreements executed and delivered in connection herewith.

SECTION 19.	Section Headings.
Section headings in this Agreement are included herein for convenience of reference only and shall not constitute part of this Agreement for any other purpose.

SECTION 20.	Notices.
All notices, requests, and demands to or upon the respective parties hereto shall be given in accordance with the Credit Agreement.

SECTION 21.	Effectiveness.
This Agreement shall become effective as of the Effective Date, provided that all of the following conditions precedent have been met (or waived) as determined by Administrative Agent in its sole discretion:
(a) GAG Guaranty. Administrative Agent shall have received $1,200,000 in immediately available funds pursuant to the GAG Guaranty in full satisfaction of the Guarantor’s obligations to the Lenders under the GAG Guaranty, but subject to each provision of the GAG Guaranty, including, without limitation, Section 7 thereof, that, by its terms, survives the payment of the Guarantor’s obligations.
(b) Required Deliveries. Administrative Agent shall have received a duly executed and effective auction services agreement (an “Auction Services Agreement”) by and between the Borrower and an Auction Services Company, such agreement to be in form and substance reasonably satisfactory to the Administrative Agent (it being understood that such agreement shall not obligate the Borrower to pay the Auction Services Company more than $250,000, in the aggregate, for its services, shall not permit the setting of reserve prices except the Acceptable Reserve Pricing and, consistent with the requirements of the Credit Agreement, including Section 6.01(d)(ii) thereof, shall require the consent of the Administrative Agent and the requisite Lenders prior to the final acceptance of any bid lower than the Acceptable Reserve Pricing) and accompanied by a written certification by the Borrower that the terms, conditions and provisions of such agreement (including, without limitation, the procedures to effectuate the sale of assets) all are commercially reasonable.
(c) Agreement. Administrative Agent shall have received duly executed signature pages for this Agreement signed by Administrative Agent, Lenders, Borrower and Guarantor.
(d) Representations and Warranties. The representations and warranties contained herein shall be true and correct, and no Forbearance Default, Default or Event of Default, other than the Specific Defaults, shall exist on the date hereof.
(e) Expenses. Borrower shall have remitted to the Administrative Agent’s counsel, Kirkland & Ellis LLP, a retainer in the amount of $15,000 in immediately available funds, which amount shall be used towards the legal fees and expenses incurred by the Administrative Agent through the date hereof and, to the extent of any remaining amount, any legal fees and expenses incurred from and after the Effective Date.

SECTION 22.	Waiver of Jury Trial Right and Other Matters.
BORROWER AND GUARANTOR EACH HEREBY WAIVES (i) THE RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM OF ANY KIND ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE CREDIT AGREEMENT, ANY OF THE OTHER LOAN DOCUMENTS, THE OBLIGATIONS OR THE COLLATERAL; (ii) PRESENTMENT, DEMAND AND PROTEST, AND NOTICE OF PRESENTMENT, PROTEST, DEFAULT, NONPAYMENT, MATURITY, RELEASE WITH RESPECT TO ALL OR ANY PART OF THE OBLIGATIONS OR ANY COMMERCIAL PAPER, ACCOUNTS, CONTRACT RIGHTS, DOCUMENTS, INSTRUMENTS, CHATTEL PAPER AND GUARANTIES AT ANY TIME HELD BY ANY LENDER ON WHICH BORROWER OR GUARANTOR MAY IN ANY WAY BE LIABLE AND HEREBY RATIFIES AND CONFIRMS WHATEVER SUCH LENDER MAY DO IN THIS REGARD; (iii) NOTICE PRIOR TO TAKING POSSESSION OR CONTROL OF THE COLLATERAL OR ANY BOND OR SECURITY WHICH MIGHT BE REQUIRED BY ANY COURT PRIOR TO ALLOWING ANY LENDER TO EXERCISE ANY OF THEIR RESPECTIVE RIGHTS AND REMEDIES; (iv) THE BENEFIT OF ALL VALUATION, APPRAISAL AND EXEMPTION LAWS AND ALL RIGHTS WAIVABLE UNDER ARTICLE 9 OF THE UNIFORM COMMERCIAL CODE; (v) ANY RIGHT BORROWER OR GUARANTOR MAY HAVE UPON PAYMENT IN FULL OF THE OBLIGATIONS TO REQUIRE ANY LENDER OR OTHER SECURED PARTY TO TERMINATE ITS SECURITY INTEREST IN THE COLLATERAL OR IN ANY OTHER PROPERTY OF BORROWER OR GUARANTOR UNTIL TERMINATION OF THE CREDIT AGREEMENT IN ACCORDANCE WITH ITS

TERMS AND THE EXECUTION BY BORROWER, AND BY ANY PERSON WHO PROVIDES FUNDS TO BORROWER WHICH ARE USED IN WHOLE OR IN PART TO SATISFY THE OBLIGATIONS, OF AN AGREEMENT INDEMNIFYING ANY OR ALL OF THE LENDERS AND THE OTHER SECURED PARTIES FROM ANY LOSS OR DAMAGE ANY SUCH PARTY MAY INCUR AS THE RESULT OF DISHONORED CHECKS OR OTHER ITEMS OF PAYMENT RECEIVED BY SUCH LENDER OR OTHER SECURED PARTY FROM BORROWER, OR ANY ACCOUNT DEBTOR AND APPLIED TO THE OBLIGATIONS AND RELEASING AND INDEMNIFYING, IN THE SAME MANNER AS DESCRIBED IN SECTION 6 OF THIS AGREEMENT, THE RELEASEES FROM ALL CLAIMS ARISING ON OR BEFORE THE DATE OF SUCH TERMINATION STATEMENT; AND (vi) NOTICE OF ACCEPTANCE HEREOF, AND BORROWER AND GUARANTOR EACH ACKNOWLEDGES THAT THE FOREGOING WAIVERS ARE A MATERIAL INDUCEMENT TO ADMINISTRATIVE AGENT’S AND SIGNING LENDER’S ENTERING INTO THIS AGREEMENT AND THAT SUCH PARTIES ARE RELYING UPON THE FOREGOING WAIVERS IN THEIR FUTURE DEALINGS WITH BORROWER AND GUARANTOR. BORROWER AND GUARANTOR EACH WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THE FOREGOING WAIVERS WITH ITS LEGAL COUNSEL AND HAS KNOWINGLY AND VOLUNTARILY WAIVED ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

SECTION 23.	Assignments; No Third Party Beneficiaries.
This Agreement shall be binding upon and inure to the benefit of Borrower, Guarantor, the Lenders and the other Secured Parties and their respective successors and assigns; provided, that neither Borrower nor Guarantor shall be entitled to delegate any of its duties hereunder and shall not assign any of its rights or remedies set forth in this Agreement without the prior written consent of Administrative Agent in its sole discretion. No Person other than the parties hereto, and in the case of Section 6 hereof, the Releasees, shall have any rights hereunder or be entitled to rely on this Agreement and all third-party beneficiary rights (other than the rights of the Releasees under Section 6 hereof) are hereby expressly disclaimed.

SECTION 24.	Final Agreement.
This Agreement, the Credit Agreement, the other Loan Documents, and the other written agreements, instruments, and documents entered into in connection therewith (collectively, the “Borrower/Lender Documents”) set forth in full the terms of agreement between the parties hereto and thereto and are intended as the full, complete, and exclusive contracts governing the relationship between such parties, superseding all other discussions, promises, representations, warranties, agreements, and understandings between the parties with respect thereto. No term of the Borrower/Lender Documents may be modified or amended, nor may any rights thereunder be waived, except in a writing signed by the party against whom enforcement of the modification, amendment, or waiver is sought. Any waiver of any condition in, or breach of, any of the foregoing in a particular instance shall not operate as a waiver of other or subsequent conditions or breaches of the same or a different kind. Administrative Agent’s, any Lender’s or any other Secured Party’s exercise or failure to exercise any rights or remedies under any of the foregoing in a particular instance shall not operate as a waiver of its right to exercise the same or different rights and remedies in any other instances. There are no oral agreements among the parties hereto.

SECTION 25.	Administrative Agent.
The Lenders hereby authorize the Administrative Agent to execute this Agreement.
Signature pages to follow

IN WITNESS WHEREOF, as of the Effective Date, the duly authorized representatives of the parties have caused this Agreement to be executed and acknowledge that they have read and understood this Agreement.

GREAT AMERICAN GROUP ENERGY EQUIPMENT, LLC as Borrower
By:	/s/ Harvey M. Yellen
	Name:	Harvey M. Yellen
Title:

GREAT AMERICAN GROUP, LLC as Guarantor
By:	/s/ Mark P. Naughton
	Name:	Mark P. Naughton
	Title:	Senior VP/General Counsel

GARRISON LOAN AGENCY SERVICES, LLC as Administrative Agent
By:	/s/ Brian S. Chase
Authorized Signatory

GARRISON SPECIAL OPPORTUNITIES FUND LP as Lender
By:	/s/ Brian S. Chase
	Name:	Brian S. Chase
	Title:	Chief Financial Officer

GAGE INVESTMENT GROUP, LLC
By:	/s/ J. Tim Pruban
	Name:	J. Tim Pruban
	Title:	Managing Member